Exhibit 5.2

                           LOCKE PURNELL RAIN HARRELL
                               515 Congress Avenue
                                   Suite 2500
                               Austin, Texas 78701

                                 (512) 305-4716

                                  June 30, 1997




International Isotopes Inc.
2600 Longhorn Boulevard
Suite 105
Austin, Texas  78758

Ladies and Gentlemen:

                  We have acted as counsel to International Isotopes Inc. (the "Company") in connection with its filing of a registration statement on Form SB-2 (File No. 333-26269) (the "Registration Statement") covering 100,000 shares of the Company's authorized and issued Common Stock, $.01 par value, offered by certain selling stockholders of the Company upon exercise of the underwriters' over-allotment option (the "Selling Stockholder Shares"). The Registration Statement also covers 2,200,000 shares (2,430,000 if the underwriters over-allotment option is fully exercised) of the Company's authorized and unissued shares of common stock, $.01 par value, for which a separate opinion of counsel is being provided.

                  As such counsel, we have examined original copies, or copies certified to our satisfaction, of certain corporate records, agreements and other instruments, certificates of public officials and such other documents as we deemed necessary as a basis for the opinion hereinafter set forth.

                  On the basis of the foregoing, we are of the opinion that the Selling Stockholder Shares are validly authorized, legally issued, fully paid and nonassessable.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference made to us under the caption "Legal Matters" in the prospectus constituting part of the Registration Statement.


                                                 LOCKE PURNELL RAIN HARRELL
                                                 (A Professional Corporation)

                                                 /s/  Locke Purnell Rain Harrell